Exhibit 99.3

EXECUTION VERSION

AGREEMENT FOR CREATIVE DIRECTOR SERVICES

This Services Agreement (“Agreement”) is made and entered into by and among Mossimo Giannulli (“Giannulli”), Mossimo, Inc. (the “Company”) and Iconix Brand Group, Inc. (“Iconix”) as of October 31, 2006.

W I T N E S S E T H

WHEREAS, Iconix has entered into an Agreement and Plan of Merger with the Company, Giannulli and other parties thereto (the “Merger Agreement”)pursuant to which the Company will merge with and into a subsidiary of Iconix (the “Merger”);

WHEREAS, Giannulli is the founder, majority stockholder and co-chief executive officer of the Company, and has unique expertise and prior experience in the operations of the Company and its related entities;

WHEREAS, Iconix desires to retain the services of Giannulli to provide the consulting services specified in this Agreement; and

WHEREAS, Giannulli desires to provide consulting services for the benefit of Iconix and its related entities using his knowledge, skills, experience and abilities.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

A. Definitions. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Mossimo Restated License Agreement dated as of March 31, 2006 by and between the Company and Target Brands, Inc.(“Target”) (as the same may be amended or supplemented from time to time, the “Target Agreement”) and the Mossimo Transition Services Agreement dated as of March 31, 2006 by and between the Company and Target Brands, Inc. (as the same may be amended or supplemented from time to time, the “Transition Agreement”).

ARTICLE II - SERVICES TO BE PROVIDED

A. Nature of Services. Giannulli shall provide to Iconix and its related entities such advice and suggestions, and perform such tasks and assignments as directed, orally or in writing, by Iconix, including but not limited to the areas of design and marketing. Giannulli will perform on a timely basis all services to be performed by him under, and in accordance with the Target Agreement and the Transition Agreement, and will render his services in accordance with the scripts or other materials (including, but not limited to, wardrobe suggestions) provided by Target pursuant to the Target Agreement and under the Transition Agreement. Without limiting the generality of the foregoing, Giannulli shall provide the services of a creative director in connection with the Exclusive Merchandise including, but not limited to, (i) providing advice regarding brand concepts, positioning statements, themes, product and trend direction, recommendations as to trim, fabric, materials, color, marketing and packaging and such other related services as Target may reasonably request; and (ii) attending and participating in a reasonable number of business meetings, internal Target meetings, planning sessions, strategy meetings and any other meetings related to the planning, development or promotion of the Exclusive Merchandise, regardless of location, as requested by Target.

Giannulli shall devote such of his time and efforts as is sufficient to permit him to diligently and faithfully serve and endeavor to further the Company’s interests in the Target Agreement, and the Transition Agreement to the best of his ability. Giannulli shall not engage in any activity that could reasonably be expected to allow Target to terminate the Target Agreement or the Transition Agreement in accordance with their respective terms thereof.

B. Right of Control. Giannulli shall have control, but shall consult and collaborate with Iconix, over the means, manner, methods and processes by which the services called for by this Agreement are performed, and shall take all reasonable steps necessary or appropriate to assure that the services contemplated by this Agreement are performed to the reasonable satisfaction of both Target and Iconix.

C. Non-exclusive Services. Giannulli may engage in such other consulting, business and/or commercial activities as he desires during the term of this Agreement, provided that such activities do not cause a violation of the terms and conditions of this Agreement or prevent or unreasonably interfere with the performance of Giannulli’s duties hereunder.

ARTICLE III - COMPENSATION FOR SERVICES

A. Royalty Payments. As payment and consideration for the services to be provided and promises made herein by Giannulli, Iconix agrees to pay Giannulli 20% of all royalties (the “Royalty Payments”) earned during the term of this Agreement from sales, licensing or other economic exploitation of merchandise, licenses, trademarks or other tangible or intangible property related to the Mossimo brand (the “Mossimo Rights”); provided, however, that Giannulli will not be entitled to any royalties or any other payments from or with respect to (i) the Target Agreement or any amendments or extensions thereof and (ii) any agreement or arrangement, written or oral, pursuant to which the Company’s trademarked goods (including without limitation swimwear manufactured by Lunada Bay) are sold by or through Target and/or any affiliate thereof. Giannulli shall be entitled to receive a non-refundable draw, at the annual rate of $250,000 per year on a monthly basis, against the Royalty Payments provided for herein. Such draws of $20,833.33 each shall be paid within the Iconix standard payroll policies and periods, except that no withholding shall occur for taxes.

B. Payment of Royalty Payments. Iconix will pay the Royalty Payments to Giannulli within 30 days of the end of each fiscal quarter in respect of royalties received during such quarter. Iconix shall cause the Company or any successor entity or assignee of the Mossimo Rights to keep true and accurate books and records in respect of the Mossimo Rights, and Giannulli or his agents shall have the right to inspect, audit and copy such records upon reasonable written notice to Iconix.

C. Reimbursement of Authorized Expenses. Iconix agrees to reimburse Giannulli for all actual out-of-pocket expenses that are (i) necessary for the performance of Giannulli’s services under this Agreement and (ii) are approved by an officer of Iconix.

D. Travel Arrangements. If Iconix requests or requires Giannulli to travel to provide services under this Agreement, Giannulli will be provided, at Iconix’s expense, executive-level accommodations and travel arrangements at least equivalent to those provided to senior executive officers of Iconix.

E. Tax Obligations. Giannulli understands and agrees that all compensation to which he is entitled under the Agreement shall be reported on an IRS Form 1099, and that he is solely responsible for all income and/or other tax obligations, if any, including but not limited to all reporting and payment obligations, if any, which may arise as a consequence of any payment under this Agreement.

F. No Benefits. Giannulli understands and agrees that since he is not an employee of Iconix, he shall not be entitled to any of the benefits provided to employees of Iconix, including, but not limited to, stock options, participation in retirement benefit plans; holidays off with pay; vacation time off with pay; paid leaves of absence of any kind; and insurance coverage of any kind, specifically including, but not limited to, medical and dental insurance, workers’ compensation insurance and state disability insurance.

ARTICLE IV - TERM AND TERMINATION

A. Effective Date of Agreement. This Agreement shall become effective starting on the first calendar day after its is dated and signed by both parties hereto.

B. Term of Agreement. This Agreement shall continue in full force and effect until January 31, 2010, but shall be automatically renewed or extended each time the Target Agreement is renewed or extended, in each case to terminate on the date the Target Agreement terminates. Notwithstanding the foregoing, this Agreement may be terminated by Iconix, upon 10 days’ written notice to Giannulli in the event (i) the Target Agreement expires according to its terms or is terminated by Target due to a breach caused or committed by Giannulli, or for which Giannulli is otherwise primarily responsible, prior to its scheduled termination or expiration date or (ii) Giannulli is no longer, in the reasonable opinion of Iconix following a written notice from Iconix describing with reasonable specificity a perceived failure to perform duties under this Agreement and providing a reasonable period of time, not to exceed 45 days, to cure such failure, continuing to be in breach of his duties hereunder.

ARTICLE V - PROPRIETARY RIGHTS AND CONFIDENTIALITY

A. No Impediments to Providing Consulting Services. Giannulli represents that he is not party to any agreement with any prior employer, individual or business entity, including any relating to protection of alleged trade secrets or confidential business information, that would prevent him from providing the consulting services required under this Agreement or that would be violated by the providing of said consulting services.

B. Return of Property. Giannulli agrees not to remove any property of Iconix or its related entities from their premises without express permission, and to return all such property, including computer data, written materials provided to or obtained during the term of this Agreement, customer and supplier address lists, and any other items of value at the time this Agreement is terminated.

C. Assignment of Intellectual Property Rights.

1. DEFINITION OF “INVENTIONS”. As used herein, the term “Inventions” shall mean all inventions, discoveries, improvements, trade secrets, formulas, techniques, data, programs, systems, specifications, documentation, algorithms, flow charts, logic diagrams, source codes, processes, and other information, including works-in-progress, whether or not subject to patent, trademark, copyright, trade secret, or mask work protection, and whether or not reduced to practice, which are made, created, authored, conceived, or reduced to practice by Giannulli, either alone or jointly with others, during the term of this Agreement which (A) relate to the actual or anticipated business, activities, research, or investigations of the Company or (B) result from or are suggested by work performed by Giannulli for the Company (whether or not made or conceived during normal working hours or on the premises of the Company), or (C) which result, to any extent, from use of the Company’s premises or property. Company recognizes that Giannulli has responsibilities to Modern Amusement, Inc. (“Modern Amusement”) and disclaims any claim that items which would be “Inventions” that are the result of such responsibilities are subject to this Agreement or are “Inventions”.

2. WORK FOR HIRE. Giannulli expressly acknowledges that all copyrightable aspects of the Inventions (as defined above) are to be considered “works made for hire” within the meaning of the Copyright Act of 1976, as amended (the “Act”), and that the Company is to be the “author” within the meaning of such Act for all purposes. All such copyrightable works, as well as all copies of such works in whatever medium, fixed or embodied, shall be owned exclusively by the Company as of the date of creation, and Giannulli hereby expressly disclaims any and all interest in any of such copyrightable works and waives any right of DROIT MORALE or similar rights.

3. ASSIGNMENT. Giannulli acknowledges and agrees that all Inventions constitute trade secrets of the Company and shall be the sole property of the Company or any other entity designated by the Company. In the event that title to any or all of the Inventions, or any part or element thereof, may not, by operation of law, vest in the Company, or such Inventions may be found as a matter of law not to be “works made for hire” within the meaning of the Act, Giannulli hereby conveys and irrevocably assigns to the Company, without further consideration, all his right, title and interest, throughout the universe and in perpetuity, in all Inventions and all copies of them, in whatever medium, fixed or embodied, and in all written records, graphics, diagrams, notes, or reports relating thereto in Giannulli’s possession or under his control, including, with respect to any of the foregoing, all rights of copyright, patent, trademark, trade secret, mask work, and any and all other proprietary rights therein, the right to modify and create derivative works, the right to invoke the benefit of any priority under any international convention, and all rights to register and renew same.

4. PROPRIETARY NOTICES, NO FILINGS, WAIVER OF MORAL RIGHTS. Giannulli acknowledges that all Inventions shall, at the sole option of the Company, bear the Company’s patent, copyright, trademark, trade secret, and mask work notices.

Giannulli agrees not to file any patent, copyright, or trademark applications relating to any Invention, except with prior written consent of an authorized representative of the Company (other than Giannulli).

Giannulli hereby expressly disclaims any and all interest in any Inventions and waives any right of DROIT MORALE or similar rights, such as rights of integrity or the right to be attributed as the creator of the Invention.

5. FURTHER ASSURANCES. Giannulli agrees to assist the Company, or any party designated by the Company, promptly on the Company’s request, whether before or after the termination of employment, however such termination may occur, in perfecting, registering, maintaining, and enforcing, in all jurisdictions, the Company’s rights in the Inventions by performing all acts and executing all documents and instruments deemed necessary or convenient by the Company, including, by way of illustration and not limitation:

5.1 Executing assignments, applications, and other documents and instruments in connection with (A) obtaining patents, copyrights, trademarks, mask works, or other proprietary protections for the Inventions and (B) confirming the assignment to the Company of all right, title and interest in the Inventions or otherwise establishing the Company’s exclusive ownership rights therein.

5.2 Cooperating in the prosecution of patent, copyright, trademark and mask work applications, as well as in the enforcement of the Company’s rights in the Inventions, including, but not limited to, testifying in court or before any patent, copyright, trademark or mask work registry office or any other administrative body.

Giannulli will be reimbursed for all out-of-pocket costs reasonably incurred in connection with the foregoing. In addition, to the extent that, for whatever reason, Giannulli’s technical expertise shall be required in connection with the fulfillment of the aforementioned obligations, the Company will compensate Giannulli at a reasonable rate for the time actually spent by Giannulli at the Company’s request rendering such assistance.

6. POWER OF ATTORNEY. Giannulli hereby irrevocably appoints the Company to be his Attorney-In-Fact to execute any document and to take any action in his name and on his behalf and to generally use his name for the purpose of giving to the Company the full benefit of the assignment provisions set forth above.

7. DISCLOSURE OF INVENTIONS. Giannulli will make full and prompt disclosure to the Company of all inventions subject to assignment to the Company, and all information relating thereto in Giannulli’s possession or under his control as to possible applications and use thereof.

D. CONFIDENTIAL INFORMATION.

1. CONFIDENTIALITY. Giannulli acknowledges that during prior periods of employment with the Company, and in performing duties hereunder, he has occupied and will continue to occupy a position of trust and confidence. Giannulli shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Giannulli’s unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. “Confidential Information” shall mean information about the Company, its subsidiaries and affiliates and their respective clients and customers that is not disclosed by the Company for financial reporting purposes and that was learned by Giannulli in the course of his prior employment by the Company or his services pursuant to this Agreement, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Giannulli acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Giannulli agrees to (i) deliver or return to the Company, at the Company’s request at any time or upon termination or expiration of this Agreement or as soon thereafter as possible, (A) all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Giannulli during the term of this Agreement and (B) all notebooks and other data relating to research or experiments or other work conducted by Giannulli in performing duties hereunder or any Inventions made, created, authored, conceived, or reduced to practice by Giannulli, either alone or jointly with others, and (ii) make full disclosure relating to any Inventions.

2. NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. During the term of this Agreement and for two (2) years thereafter, Giannulli shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any competitor of the Company. It is expressly agreed that attempting to induce customers or suppliers to do business with Modern Amusement or any other business in which Giannulli has an interest as owner, officer, director, advisor, lender or any similar capacity shall not violate this Agreement unless such attempt is demonstrably designed to induce a material reduction in or loss of such person’s business activity with Company.

3. NON-SOLICITATION OF EMPLOYEES. Giannulli recognizes that he possesses and will possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company. Giannulli recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company. Giannulli agrees that, during the term of this Agreement and for the two (2) years thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by him or by any competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company to any other person, except to the extent the employee has been advised by the Company his or her duties or position with the Company will be materially reduced, modified in a manner adverse to the employee, or eliminated.

ARTICLE VI - MISCELLANEOUS PROVISIONS

A. Independent Contractor Status. Giannulli understands and agrees that he is an independent contractor and not an employee of Iconix and that he shall not become an employee of Iconix by virtue of the performance of the services called for under this Agreement.

B. Office Space. Giannulli understands and agrees that he will not be required to spend time on or at the premises of Iconix and/or its related entities in providing the consulting services under this Agreement; provided, however, that for so long as Iconix or an affiliated entity maintains an office in Southern California, Giannulli shall have the opportunity to use such offices and have access to telephone, facsimile and Internet services there.

C. Subconsultants and Other Contractors. In order to perform the consulting services under this Agreement, Giannulli may, from time to time, be required to engage the services of subconsultants, vendors or other contractors. However, Giannulli is not authorized to engage the services of such subconsultants, vendors or other contractors on behalf of Iconix or its related entities, unless he has obtained prior written authorization from Iconix to do so in advance. To the extent such advance authorization has been obtained, the parties shall consult in good faith with each other regarding (i) compensation of such subconsultants, vendors and/or other contractors for the performance of agreed upon services; and (ii) which party shall pay such agreed upon compensation.

D. Giannulli’s Employees. To the extent Giannulli has any employees as of the date he signs this Agreement, Giannulli understands and agrees that all such employees shall be his employees only, and that Iconix shall not be an employer of the employees. Iconix shall have no responsibility for providing and shall not provide directions, instructions or supervision to any of Giannulli’s employees. Only Giannulli shall provide such directions, instructions and supervision. In addition, all decisions with respect to the employment of Giannulli’s employees, if any, shall be made solely and exclusively by Giannulli. Iconix shall have no responsibility for or input into such decisions.

E. No Purchases. Giannulli shall not purchase or make any commitment to purchase materials or supplies for the accounts of Iconix or its related entities, or otherwise hold himself out as being authorized to make purchases for which Iconix or its related entities would be billed directly by the seller of the materials or supplies, unless such purchase is authorized by Iconix in advance in writing.

F. Compliance with Governmental Requirements. Giannulli will maintain in force and/or secure all required licenses, permits, certificates and exemptions necessary for the performance of his services under this Agreement, and at all times shall comply with all applicable federal, state and local laws, regulations and orders.

G. Indemnification. Giannulli shall indemnify, defend and hold Iconix and its related entities, and the directors, officers, agents, representatives and employees of all such entities, harmless from and against any and all liabilities, losses, damages, costs, expenses, causes of action, claims, suits, legal proceedings and similar matters, including without limitation reasonable attorneys’ fees, resulting from or arising out of or in connection with any performance, or failure of performance, of Giannulli or any of his employees related to Giannulli’s obligations hereunder. If any cause of action, claim, suit or other legal proceeding is brought against Giannulli in connection with any services rendered under this Agreement, Giannulli shall promptly notify Iconix upon learning of any such proceeding.

Iconix shall indemnify and hold Giannulli and his agents, employees, representatives and heirs, harmless from and against any and all liabilities, losses, damages, costs, expenses, causes of action, claims, suits, legal proceedings and similar matters, including without limitation reasonable attorneys’ fees, resulting from or arising out of the performance of any act specifically requested or authorized by Iconix in connection with this Agreement. This promise does not apply to any actions arising out of or in connection with Giannulli’s operation of any motor vehicle. If any cause of action, claim, suit or other legal proceeding is brought against Iconix in connection with any services provided by Giannulli under this Agreement, Iconix shall promptly notify Giannulli upon learning of any such proceeding.

H. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Iconix, to:

Iconix Brand Group, Inc.
1450 Broadway, 4th Floor
New York, New York 10018
Attn: Neil Cole, CEO
Fax: (212) 391-0127

With a copy to:

Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attn: Robert J. Mittman, Esq.
Fax: (212) 885-5001

If to the Company:
Mossimo, Inc.
2016 Broadway
Santa Monica, California 90404
Fax: (310) 460-0124

With a copy to:

Paul, Hastings, Janofsky & Walker
695 Town Center Drive, 17th Floor
Costa Mesa, California 92626
Attn: Peter J. Tennyson, Esq.
Fax: (714) 668-6337

If to Giannulli:

Mossimo Giannulli
c/o Mossimo, Inc.
2016 Broadway
Santa Monica, California 90404
Fax: (310) 460-0124

With a copy to:

Paul, Hastings, Janofsky & Walker
695 Town Center Drive, 17th Floor
Costa Mesa, California 92626
Attn: Peter J. Tennyson, Esq.
Fax: (714) 668-6337

I. Waiver. No purported waiver by either party hereto of any provision of this Agreement or of any breach thereof shall be deemed a waiver of such provision or breach unless such waiver is in writing signed by the party making such waiver. No such waiver shall be deemed to be a subsequent waiver of such provision or waiver of any subsequent breach of the same or any other provision hereof.

J. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

K. Sole and Entire Agreement. This Agreement sets for the entire agreement between the parties hereto pertaining to the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the parties hereto, whether written or oral, pertaining to the subject matter hereof. No change in, modification of, or addition, amendment or supplement to this Agreement shall be valid unless set forth in writing and signed and dated by each of the parties hereto subsequent to the execution of this Agreement.

L. Specific Performance. Giannulli acknowledges that damages would be an inadequate remedy for any breach by Giannulli of the provisions of this Agreement. Accordingly, Giannulli agrees that his obligations hereunder shall be specifically enforceable and shall not take any action to impede Iconix from seeking to enforce such right of specific performance.
M. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the date first above written.

ICONIX BRAND GROUP, INC.

By: /s/ Neil Cole
Name: Neil Cole
Title:   President and CEO
Address:   1450 Broadway, 4th Floor
New York, NY 10018

MOSSIMO, INC.

By: /s/ Edwin Lewis
Name: Edwin Lewis
Title:   Co-Chief Executive Officer
Address:    2016 Broadway
Santa Monica, CA 90404

/s/ Mossimo Giannulli
MOSSIMO GIANNULLI

Address:    c/o Mossimo, Inc.
2016 Broadway
Santa Monica, CA 90404

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